INVESTMENT ADVISORY CONTRACT

                        ALLIANCEBERNSTEIN CAP FUND, INC.
                          1345 Avenue of the Americas
                            New York, New York 10105




                                         July 22, 1992, as amended
                                         September 7, 2004, December 15, 2004,
                                         December 23, 2009, August 2, 2010,
                                         October 26, 2010, July 6, 2011,
                                         August 31, 2011, and December 8, 2011

AllianceBernstein L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

            We herewith confirm our agreement with you as follows:

            1. We are currently authorized to issue separate classes of shares and our Board of Directors is authorized to reclassify and issue any unissued shares to any number of additional classes or series (Portfolios) each having its own investment objective, policies and restrictions, all as more fully described in the prospectus and statement of additional information constituting parts of our Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "Registration Statement"). We are engaged in the business of investing and reinvesting our capital of each of our Portfolios in securities of the type and in accordance with the limitations specified in our Certificate of Incorporation, By-Laws, Registration Statement, and any representation made in our Prospectus, all in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof. We will also keep you currently advised as to the make-up of the portfolio of securities in each of our Portfolios.

            2. (a) We hereby employ you to advise us in respect of investing and reinvestment of our capital in each of our Portfolios as above specified, and, without limiting the generality of the foregoing, to provide management and other services specified below.

               (b) You on your own motion will advise us whenever in your opinion conditions are such as to make it desirable that a specific security or group of securities be eliminated from the portfolio of securities of a Portfolio or added to it. You will also keep us in touch with important developments affecting any Portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in our Portfolios, or the industries in which they engage, or the economy generally. Similar information is to be furnished us with reference to securities which you may believe desirable for inclusion in a Portfolio. You will also furnish us with such statistical information with respect to the securities in each of our Portfolios which we may hold or contemplate purchasing as you may believe appropriate or as we reasonably may request. In advising us, you will bear in mind the limitations imposed by our Certificate of Incorporation and statement of policy included in our Registration Statement and the limitations in the Investment Company Act and of the Internal Revenue Code in respect of regulated investment companies for each of our Portfolios.

               (c) It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of this contract, the compensation of such persons to be paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement you will provide persons satisfactory to our Board of Directors to serve as our officers. You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting, administrative and other services to us as we may from time to time request of you. Such personnel may be employees of you and your affiliates. We will pay to you or your affiliates the cost of such personnel for rendering such services to us at such rates as shall from time to time be agreed upon between us, provided that all time devoted to the investment or reinvestment of securities in each of our Portfolios shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates (other than us) shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject.

            3. It is further agreed that, except as provided in paragraph 2(c) hereof, you shall be responsible for the following expenses incurred by us during each year or portion thereof that this agreement is in effect between us:
(i) the compensation of any of our directors, officers, and employees who devote less than all of their time to our affairs and who devote part of their time to the affairs of you and your affiliates, (ii) expenses of computing the net asset value of the shares of each of our Portfolios to the extent such computation is required under applicable Federal securities laws, (iii) expenses of office rental, and (iv) clerical and bookkeeping expenses. We shall be responsible and hereby assume the obligation for payment of all our other expenses including (a) brokerage and commission expenses, (b) Federal, State or local taxes, including issue and transfer taxes, incurred by or levied on us, (c) interest charges on borrowing, (d) fees and expenses of registering the shares of each of our Portfolios under the appropriate Federal securities laws (other than expenses relative to the initial registration) and of qualifying the shares of each of our Portfolios under applicable State securities laws, including expenses attendant upon renewing and increasing such registrations and qualifications,
(e) expenses of printing and distributing our prospectuses and other reports to stockholders, (f) costs of proxy solicitations, (g) charges and expenses incurred by us in acting as transfer agent and registrar of the shares of each of our Portfolios, (h) charges and expenses of our custodian, (i) compensation of our officers, directors and employees who do not devote any part of their time to the affairs of you or your affiliates, (j) legal and auditing expenses,
(k) payment of all investment advisory fees (including the fees payable to you hereunder), (1) costs of stationery and supplies, (m) and such promotional expenses as may be contemplated by an effective plan pursuant to Rule 12b-1 under the Act; provided, however, that our payment of such promotional expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan.

            4. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of your reckless disregard of your obligations and duties hereunder.

            5. (a) In consideration of the foregoing we will pay you, in the case of the Small Cap Growth Portfolio, a monthly fee at an annualized rate of ..75 of 1.00% of the first $2.5 billion, .65 of 1.00% of the excess over $2.5 billion up to $5 billion and .60 of 1.00% of the excess over $5 billion of the average daily net assets of the Small Cap Growth Portfolio managed by you. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

               (b) In consideration of the foregoing we will pay you, in the case of the U.S. Strategic Research Portfolio, a monthly fee at an annualized rate of .75 of 1% of the first $2.5 billion, .65 of 1% of the excess over $2.5 billion up to $5 billion and .60 of 1% of the excess over $5 billion of the average daily net assets of the U.S. Strategic Research Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

            (c) In consideration of the foregoing we will pay you, in the case of the AllianceBernstein Market Neutral Strategy-U.S., a monthly fee at an annualized rate of 1.25% of the average daily net assets of the AllianceBernstein Market Neutral Strategy-U.S. managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

            (d) In consideration of the foregoing we will pay you, in the case of the AllianceBernstein Market Neutral Strategy-Global, a monthly fee at an annualized rate of 1.25% of the average daily net assets of the AllianceBernstein Market Neutral Strategy-Global managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

            (e) In consideration of the foregoing we will pay you, in the case of the AllianceBernstein International Discovery Equity Portfolio, a monthly fee at an annualized rate of 1% of the first $1 billion, .95 of 1% of the excess over $1 billion up to $2 billion, .90 of 1% of the excess over $2 billion up to $3 billion and .85 of 1% of the excess over $3 billion of the average daily net assets of the AllianceBernstein International Discovery Equity Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

            (f) In consideration of the foregoing we will pay you, in the case of the AllianceBernstein International Focus 40 Portfolio, a monthly fee at an annualized rate of 1% of the first $1 billion, .95 of 1% of the excess over $1 billion up to $2 billion, .90 of 1% of the excess over $2 billion up to $3 billion and .85 of 1% of the excess over $3 billion of the average daily net assets of the AllianceBernstein International Focus 40 Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

            (g) In consideration of the foregoing we will pay you, in the case of the AllianceBernstein Emerging Markets Multi-Asset Portfolio, a monthly fee at an annualized rate of 1% of the first $1 billion, .95 of 1% of the excess over $1 billion up to $2 billion, .90 of 1% of the excess over $2 billion up to $3 billion and .85 of 1% of the excess over $3 billion of the average daily net assets of the AllianceBernstein Emerging Markets Multi-Asset Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

            (h) In consideration of the foregoing we will pay you, in the case of the AllianceBernstein Select US Equity Portfolio, a monthly fee at an annualized rate of 1% of the average daily net assets of the AllianceBernstein Select US Equity Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

            6. This agreement shall become effective on the date hereof and shall continue in force until September 30, 1992 with respect to the Small Cap Growth Portfolio, December 23, 2011 with respect to the U.S. Strategic Research Portfolio, August 2, 2012 with respect to the AllianceBernstein Market Neutral Strategy-U.S. and the AllianceBernstein Market Neutral Strategy-Global, October 26, 2012 with respect to AllianceBernstein International Discovery Equity Portfolio, July 6, 2013 with respect to AllianceBernstein International Focus 40 Portfolio, August 31, 2013 with respect to AllianceBernstein Emerging Markets Multi-Asset Portfolio and December 8, 2013 with respect to AllianceBernstein Select US Equity Portfolio and continue in effect thereafter with respect to a Portfolio provided that such continuance is specifically approved at least annually by our Board of Directors (including a majority of our directors who are not parties to this agreement or interested persons, as defined in the Investment Company Act, of any such party), or by vote of a majority of our outstanding voting securities (as defined in the Investment Company Act) of each Portfolio. This agreement may be terminated with respect to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as so defined) of such Portfolio, or by a vote of a majority of our entire Board of Directors on sixty days' written notice to you, or by you with respect to any Portfolio on sixty days' written notice to us.

            7. This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms "transfer", "assignment", and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing and any interpretation thereof contained in rules or regulations promulgated by the Commission thereunder.

            8. (a) Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the Directors of AllianceBernstein Corporation, general partner, who may also be a director, officer or employee of ours, or persons otherwise interested persons with respect to us (within the meaning of the Investment Company Act of 1940) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

               (b) You will notify us of any change in the general partners of your partnership within a reasonable time after such change.

            9. It is understood that, whether or not we follow the investment advice and recommendations given by you to us hereunder, the provisions contained herein concerning your compensation hereunder shall be binding on you and us.

            If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.


                                           Very truly yours,


                                           ALLIANCEBERNSTEIN CAP FUND, INC.


                                           By:________________________________
                                              Name:  Stephen J. Laffey
                                              Title: Assistant Secretary


Accepted: As of July 22, 1992, as amended September 7, 2004, December 15, 2004, December 23, 2009, August 2, 2010, October 26, 2010, July 6, 2011, August 31,
2011, and December 8, 2011

AllianceBernstein L.P.


By: _________________________________
    Name:   Emilie D. Wrapp
    Title:  Assistant Secretary